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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement Form S-1 filed by e-MedSoft.com of our report dated March 24, 2000, except for note 14, as to which the date is April 7, 2000, relating to the financial statements of PrimeRX.com, Inc. (formerly PrimeMed Pharmacy Services Group, Inc.) and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
May 11, 2000